                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 ______________

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  March 29, 2000

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                               Initial Depositor
             (Exact name of registrant as specified in its charter)

                      Internet Architecture HOLDRS(SM) Trust
                     (Issuer with respect to the receipts)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                   333-96061
                           (Commission File Number)

                                   13-5674085
                      (I.R.S. Employer Identification No.)

                                250 Vesey Street
                            New York, New York 10281
             (Address of principal executive offices and zip code)

                                 (212) 449-1000
              (Registrant's telephone number, including area code)



                               Page 1 of 5 pages.
                      The Exhibit Index appears at Page 4.
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Item 5.   Other Events

          On May 8, 2000, 3Com Corporation declared a stock distribution of approximately 1.5 shares of common stock of Palm, Inc. to stockholders of record as of July 11, 2000. It is expected that shares of common stock of Palm, Inc. will be distributed from the Internet Architecture HOLDRS on or about July 27, 2000.

          On March 29, 2000, Veritas Software Corporation and an investor group announced the planned acquisition of Seagate Technology, Inc. This transaction is subject to regulatory approval and customary closing conditions.

          The share amounts set forth in Exhibit 99 below reflect all previous stock splits. The stock prices in the tables set forth in Annex A of the base prospectus will not be adjusted to account for the stock splits.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (c)  Exhibits

               (99) Internet Architecture HOLDRS(SM) Trust Prospectus Supplement
                    dated June 30, 2000 to Prospectus dated February 24, 2000.

                                       2
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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MERRILL LYNCH, PIERCE, FENNER &
                                    SMITH INCORPORATED



Date:  June 30, 2000        By:   /s/ STEPHEN G. BODURTHA
                                  -----------------------
                                  Name:   Stephen G. Bodurtha
                                  Title:   Attorney-in-Fact

                                       3
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                                 EXHIBIT INDEX


Number and Description of Exhibit                          Sequential
---------------------------------                          Page Number
                                                           -----------

(99) Internet Architecture HOLDRS(SM) Trust Prospectus     Pg. 5
Supplement dated June 30, 2000 to
Prospectus dated February 24, 2000.

                                       4